Exhibit 99.1

Tel-Instrument Electronics Corp. Reports Financial Results

For Third Quarter FY 2024

East Rutherford, NJ – February 13, 2024 – Tel-Instrument Electronics Corp. (“Tel-Instrument,” “TIC,” or the “Company”) (OTCQB: TIKK), a leading designer and manufacturer of avionics test and measurement solutions, today reported a net income of $134K ($0.01 per basic share) on revenues of $2.4 million for the third quarter of 2024 fiscal year, ended December 31, 2023.

Notes On Third Quarter:

●	Revenues for the third quarter were $2.4 million, a 3% increase from $2.3 million in the year-ago quarter.
●	The gross margin percentage increased to 40% versus 38% in the year-ago quarter.
●	Operating expenses decreased by $239K, a 25% decline versus the year-ago level as a result of funded engineering projects.
●	The order backlog remained strong at $6.0 million.
●	Net income was $134K or $0.01 per share and $0.02 per diluted share.
●	The Aeroflex lawsuit was paid in full. This was partially funded through the issuance of $721k of preferred shares.
●	$690k credit line from Bank of America has been extended until June 30, 2024.

Mr. Jeffrey O’Hara, Tel-Instrument’s President and CEO commented: “We were disappointed by the Aeroflex lawsuit result but are glad to finally put it behind us. The third quarter represented a modest improvement, but we are still being impacted by supply chain issues that are delaying customer shipments. We have hired a new Supply Chain Manager to be more proactive in managing the difficult environment. We are expecting a much stronger FY 2025 due to the commencement of CRAFT ECP production; increased SDR-OMNI sales; and a $1.5 million MADL order for the F-35 program. The SDR-OMNI test sets continue to gain market traction and we expect to secure a market leading position in the commercial avionics segment. We recently introduced an SDR-OMNI/MIL version and have received orders from two international customers. The engineering for the U.S. Army software upgrade for the TS-4530A product is now complete and we are waiting for government certification to close out this program. The CRAFT ECP engineering is proceeding on schedule and the Test Readiness Review (“TRR”) will take place this May. This will generate a $1.2 million invoice which should shore up our cash position. The CRAFT ECP production contract should commence later this year and is expected to generate annual revenues of up to $5 million per year.”

About Tel-Instrument Electronics Corp.

Tel-Instrument is a leading designer and manufacturer of avionics test and measurement solutions for the global commercial air transport, general aviation, and government/military aerospace and defense markets. Tel-Instrument provides instruments to test, measure, calibrate, and repair a wide range of airborne navigation and communication equipment. For further information, please visit our website at www.telinstrument.com.

This press release includes statements that are not historical in nature and may be characterized as “forward-looking statements,” including those related to future financial and operating results, benefits, and synergies of the combined companies, statements concerning the Company’s outlook, pricing trends, and forces within the industry, the completion dates of capital projects, expected sales growth, cost reduction strategies, and their results, long-term goals of the Company and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. All predictions as to future results contain a measure of uncertainty and, accordingly, actual results could differ materially. Among the factors which could cause a difference are:  changes in the general economy; changes in demand for the Company’s products or in the cost and availability of its raw materials; the actions of its competitors; the success of our customers; technological change; changes in employee relations; government regulations; litigation, including its inherent uncertainty; difficulties in plant operations and materials; transportation, environmental matters; and other unforeseen circumstances.  A number of these factors are discussed in the Company’s previous filings with the U.S. Securities and Exchange Commission. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 (the “Act”) protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:	Pauline Romeo
Tel-Instrument Electronics Corp.
(201) 933-1600 (Ext 309)

TEL-INSTRUMENT ELECTRONICS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2023	March 31, 2023
	(unaudited)
ASSETS

Current assets:
Cash	$220,791	$3,839,398
Accounts receivable, net	1,176,203	900,881
Inventories, net	4,319,840	3,586,065
Restricted cash to support appeal bond	-	2,011,083
Prepaid expenses and other current assets	243,907	817,625
Total current assets	5,960,741	11,155,052

Equipment and leasehold improvements, net	83,495	85,167
Operating lease right-of-use assets	1,375,726	1,526,551
Deferred tax asset, net	2,630,274	2,627,935
Other long-term assets	35,109	35,109
Total assets	$10,085,345	$15,429,814

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Line of credit	$690,000	$690,000
Operating lease liabilities – current portion	208,076	202,087
Accounts payable	804,363	322,582
Deferred revenues - current portion	82,797	123,117
Accrued expenses ‐vacation pay, payroll and payroll withholdings	230,992	240,034
Accrued legal damages	-	6,360,698
Accrued expenses - other	220,808	157,896
Total current liabilities	2,237,036	8,096,414

Operating lease liabilities – long-term	1,167,650	1,324,464
Other long term liabilities	48,140	53,416
Deferred revenues – long-term	128,778	173,883

Total liabilities	3,581,604	9,648,177

Commitments and contingencies

Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, par value $0.10 per share
Preferred stock, 500,000 shares 8% Cumulative Series A Convertible Preferred authorized, issued, and outstanding, respectively par value $0.10 per share	4,055,998	3,875,998
Preferred stock, 320,000 shares 8% Cumulative Series B Convertible Preferred authorized; 233,334 and 166,667 issued, and outstanding, par value $0.1 per share	1,676,701	1,207,367
Preferred stock, 166,667 shares 8% Cumulative Series C Convertible Preferred authorized; 53,500 and 0 issued, and outstanding, par value $0.10 per share	328,795	-
Common stock, 7,000,000 shares authorized, par value $0.10 per share, 3,255,887 and 3,255,887 shares issued and outstanding, respectively	325,586	325,586
Additional paid-in capital	6,471,562	6,721,535
Accumulated deficit	(6,354,901)	(6,348,849)
Total stockholders’ equity	6,503,741	5,781,637
Total liabilities and stockholders’ equity	$10,085,345	$15,429,814

TEL-INSTRUMENT ELECTRONICS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Net sales	$2,403,099	$2,328,254	$6,835,123	$6,594,768
Cost of sales	1,434,981	1,434,547	4,212,971	4,312,405

Gross margin	968,118	893,707	2,622,152	2,282,363

Operating expenses:
Selling, general and administrative	414,458	588,937	1,520,386	1,625,123
Engineering, research, and development	306,546	370,795	913,701	1,502,534
Total operating expenses	721,004	959,732	2,434,087	3,127,657

Income (loss) from operations	247,114	(66,025)	188,065	(845,294)

Other income (expense):
Interest income	35	5,665	50,642	8,782
Income other	-	628,400	1,000	628,406
Interest expense – judgement	-	(71,017)	(198,535)	(193,953)
Interest expense	(22,976)	-	(49,561)	-
Total other net (expense) income	(22,941)	563,048	(196,454)	443,235

Income (loss) before income taxes	224,173	497,023	(8,389)	(402,059)

Income tax expense (benefit)	90,364	104,396	(2,337)	(84,449)

Net income (loss) income	133,809	392,627	(6,052)	(317,610)

Preferred dividends	(94,420)	(80,000)	(257,128)	(240,000)

Net income (loss) attributable to common shareholders	$39,389	$312,627	$(263,180)	$(557,610)

Basic net income (loss) per common share	$0.01	$0.10	$(0.08)	$(0.17)
Diluted net income (loss) per common share	$0.02	$0.08	$(0.08)	$(0.17)

Weighted average shares outstanding:
Basic	3,255,887	3,255,887	3,255,887	3,255,887
Diluted	5,610,634	5,155,665	3,255,887	3,255,887